SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

☑ Filed by the registrant
☐ Filed by a party other than the registrant

Check the appropriate box:
☑ Preliminary proxy statement
☐Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐ Definitive proxy statement
☐ Definitive additional materials
☐ Soliciting material pursuant to Rule 14a-12

LION-GRI INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of filing fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.)

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

LION-GRI INTERNATIONAL, INC.

801 Munchesti Street

Chisinau, Moldova

MD-2029

Tel: (800) 377-2137
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held June 20, 2006

To Our Shareholders:

Lion-Gri International, Inc. (the “Company”) will hold a Special Meeting of Shareholders at 200 Central Avenue, Suite 290, St. Petersburg, Florida 33701 at 2:00 p.m. Eastern Daylight Time on June 20, 2006, for the following purposes:

1.	To consider and act upon a proposal to effect a one (1) share for twenty (20) share reverse split of the Company’s issued and outstanding shares.

2.	To ratify and affirm the Exchange Agreement entered into on March 1, 2006 by and between the Company and the Shareholders of Promotora Valle Hermoso, Inc.

3.	To ratify the appointment of Marcia Gracia Rosales, Maria-Fernanda Rosales and Fanny P. Narvaez as Directors of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

__s/Fanny P. Naverez Marin________
Fanny P. Narvaez Marin, Secretary

The holders of record of the Company’s Common Stock at the close of business on May 17, 2006 are entitled to notice of and to vote at the Special Meeting with respect to the proposal. The holders of record of at least a majority of the shares of Common Stock of the Company entitled to vote must be present in person or represented by proxy in order to hold the Special Meeting. Accordingly, it is important that your shares be represented at the meeting. Whether or not you plan to attend the Special Meeting, please complete the enclosed proxy card and sign, date and return it promptly in the enclosed postage-paid envelope. If you do plan to attend the Special Meeting in person, you may withdraw your proxy and vote personally on all matters brought before the Special Meeting. The Board of Directors recommends that you vote FOR all of the proposals set forth above. The proposals are fully described in the Proxy Statement accompanying this Notice.

By Order of the Board of Directors,
s/Fanny P. Naverez Marin
Fanny P. Narvaez Marin, Secretary
May 16, 2006

SPECIAL MEETING OF STOCKHOLDERS

LION-GRI INTERNATIONAL, INC.

____________________

PROXY STATEMENT
____________________

This proxy statement contains information related to our Special Meeting of stockholders to be held on June 20, 2006, beginning at 2:00 p.m. Eastern Daylight Time at 200 Central Avenue, Suite 290, St. Petersburg, Florida 33701 and at any adjournments or postponements thereof.

ABOUT THE MEETING

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will vote on (i) a 1 share of 20 shares reverse split of the Company’s outstanding shares (ii) the Exchange Agreement entered into on March 1, 2006 between the Company and Promotora Valle Hermosa, Inc. and (iii) the election of three directors.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, May 17, 2006, are entitled to receive notice of the Special Meeting and to vote the shares of common stock they held on that date at the meeting or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring evidence of your share ownership, such as a copy of a brokerage statement, reflecting your stock ownership as of the record date and valid picture identification.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum, permitting the meeting to conduct its business. As of the record date, May 17, 2006, 46,665,000 shares of our common stock, $.001 par value per share, were issued and outstanding. Proxies received, but marked as abstentions, and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting, but will not be counted as votes cast “for” or “against” any given matter.

If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The Board recommends a vote:

•	FOR the Reverse Split -See “Proposal 1”

•	FOR the Exchange Agreement -See “Proposal 2”

•	FOR the election of the nominated slate of directors- See “Proposal 3 “

There are no other matters other than the proposal set forth above that may be brought before the meeting.

What vote is required to approve each item?

The Reverse Stock Split and the Exchange Agreement. The affirmative vote of a majority of the votes cast, either in person or by proxy at the meeting as required for the approval of Proposals 1 and 2.

Election of Directors.  The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the meeting by the holders of common stock (one vote per share) is required for the election of directors. A properly executed proxy marked “VOTE WITHHELD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have no effect on the outcome of the vote;

Who pays for the preparation of the proxy?

We will pay the cost of preparing, assembling and mailing the notice of meeting, proxy statement and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses incurred in connection with these activities.

The approximate date that this proxy statement and the enclosed form of proxy are first being sent to stockholders is May 16, 2006. Our corporate headquarters are located at 609 Hampshire Lane, Oveido, Florida and our telephone number there is(800) 377-2137. A list of stockholders entitled to vote at the Special Meeting will be available at our corporate offices, during normal business hours, for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

PROPOSAL NO. 1

REVERSE COMMON STOCK SPLIT ON A 1 SHARE FOR 20 SHARE BASIS

GENERAL

The Board of Directors of the Company and certain principal stockholder(s) of the Company have approved a proposal (the "Reverse Stock Split Proposal") to effect a reverse stock split of the Company's outstanding Common Stock, $.001 par value per share (the "Common Stock"). The Reverse Stock Split Proposal provides for the combination and reclassification of the presently issued and outstanding shares of Common Stock, into a smaller number of shares of identical Common Stock, on the basis of one share of Common Stock for each twenty (20) shares of Common Stock previously issued and outstanding (the "Reverse Stock Split") with fractional shares rounded up to the nearest whole share. Except as may result from the rounding up of fractional shares, each shareholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as each shareholder did immediately prior to the Reverse Stock Split. The Reverse Stock Split will be effected in as timely a manner as is practicable and in accordance with applicable law (the "Effective Time" or "Effective Date"). Upon effectiveness the reverse split shall have the effect of reducing the number of issued and outstanding shares in accordance with such reverse stock split (thereby adding those shares of Common Stock otherwise canceled as a result of the reverse split to its currently authorized and unissued shares and thereby increasing the number of authorized and unissued shares of Company Common Stock which are not subject to reversal).

On the Effective date, as determined by the Board of Directors, each twenty shares of Common Stock issued and outstanding will automatically be reclassified and converted into one share of Common Stock. Fractional shares of Common Stock will be rounded up the nearest whole share.

REASONS FOR THE REVERSE STOCK SPLIT

The primary purpose of the Reverse Stock Split is to combine the outstanding shares of Common Stock so that the Common Stock outstanding after giving effect to the Reverse Stock Split is reduced from 46,665,000 to approximately 2,333,250.

The availability of additional authorized but unissued shares may be of benefit to the Company in the event that it engages in future (a) debt and/or equity financing and/or (b) acquisitions, mergers or other forms of business combinations - in which instances availability of such authorized but unissued shares may prove to be essential. See also Exchange Agreement hereinafter.

For the above reasons, the Company believes that the Reverse Stock Split is in the best interests of the Company and its shareholders. However, there can be no assurances that the Reverse Stock Split will have all of the desired consequences.

EFFECT OF THE REVERSE STOCK SPLIT PROPOSAL

The Reverse Stock Split Proposal will be effected in as timely a manner as is practicable and in accordance with applicable law (the "Effective Time" or "Effective Date”).

Each shareholder that owns fewer than twenty shares of Common Stock will have such shareholder's fractional share of Common Stock rounded up to one share. Each shareholder that owns twenty or more shares will receive one share for each twenty shares with fractional shares rounded up to the nearest whole share.

The Reverse Stock Split will result in some shareholders owning "odd lots" of less than 100 shares of Common Stock received as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per share basis, than the cost of transactions in even multiples of 100 shares.

The Company is currently authorized to issue 100,000,000 shares of Common Stock, of which 46,665,000 shares were issued and outstanding at the close of business on the Record Date.

The increase in the authorized but unissued shares of Common Stock also may have the effect of discouraging an attempt by another person or entity, through acquisition of a substantial number of shares of Common Stock, to acquire control of the Company with a view to effecting a merger, sale of assets or a similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity. Shares of authorized but unissued Common Stock could be issued to a holder who would thereby have sufficient voting power to assure that any such business combination or any amendment to the Company's Articles of Incorporation would not receive the shareholder vote required for approval thereof. The Board of Directors has no current plans to issue any shares of Common Stock for the purposes indicated herein, and does not intend to issue any stock except on terms or for reasons which the Board of Directors deems to be in the best interests of the Company except that this does not take into account the aforesaid Exchange Agreement and issuance of 4,000,000 post reverse split shares to Promotora stockholders, thereby reducing percentage of ownership of current stockholders to 36.8% with Promotora stockholders holding 63.2%.

EXCHANGE OF STOCK CERTIFICATES

There is no mandatory exchange of stock certificate.

After the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date (an "Old Certificate") will, unless surrendered and exchanged which may be done at the shareholder’s option but which is not required, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of Common Stock, into which the shares of Common Stock evidenced by such certificate have been converted by the Reverse Stock Split.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the Reverse Stock Split. This discussion is based upon the Internal Revenue Code of 1968 (the "Code"), existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. All shareholders should consult with their own tax advisors.

This discussion may not address certain federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of shareholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax_ exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION.

The Company should not recognize any gain, or loss as a result of the Reverse Stock Split. No gain or loss should be recognized by a shareholder who receives only Common Stock upon the Reverse Stock Split. The aggregate tax basis of the shares of Common Stock held by a shareholder following the Reverse Stock Split will equal the shareholder's aggregate basis in the Common Stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of Common Stock held following the Reverse Stock Split on a pro-rata basis. Shareholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the post Reverse Stock Split shares of Common Stock received in exchange therefore.

PROPOSAL NO. 2

THE SHARE EXCHANGE AGREEMENT

The Board of Directors of the Company and certain principal stockholders(s) of the Company holding 34,474,451 shares (73.9% of all outstanding shares) have approved the Exchange Agreement heretofore referred to, which Exchange Agreement contemplates both (a) the reverse stock split of 1 for 20 shares, prior to issuance of shares to Promotora stockholders and (b) the transfer of the operating business of the Company (to its subsidiary) subject to all of the liabilities thereof to former management of the Company, who hold in the aggregate 34,474,451 shares of the Company’s Common Stock which amount to 73.9% of the shares and outstanding shares.

On March 1, 2006, (the “Company”) entered into an agreement (the "Exchange Agreement") to acquire all of the issued and outstanding stock of Promotora Valle Hermoso, Inc. (“Promotora’), pursuant to an Exchange Agreement by and among the Company and the shareholders of Promotora. Prior to entering into the negotiation which resulted in the Share Exchange Agreement, there were no prior contracts, transactions or negotiations between the parties. The negotiations which led to the present transaction arise out of an introduction of Promotora to the Company by a consultant who is neither an officer nor director of the Company. The parties did not deal directly with each other until an agreement in principle had been reached.

Pursuant to the Exchange Agreement, Promotora will become a wholly-owned subsidiary of the Company, following the exchange of all outstanding Promotora shares for 4,000,000 newly-issued post reverse split shares of the Company's common stock to the shareholders of Promotora. The 4,000,000 shares of common stock issued to the shareholders of Promotora will represent 63.2% of the Company's outstanding stock following the (i) completion of the transaction and (ii) the 1 for 20 reverse stock split with respect to the Company's previously outstanding 46,665,000 shares which amount to approximately 2,333,250 post-split Company shares.

The Board believes the Share Exchange Agreement is in the best interests of the Company and its shareholders, as there is the possibility of a substantial disruption in market for the Company’s wine which will have a material adverse effect on the Company. Russia, which amounts to more than 85% of the market for the Company’s wines, is taking steps to ban the import of Moldovan wines. If and when that ban takes effect it will severely damage the Company’s business and revenues.

Financial information regarding the Company is included in the Form 10-KSB filed by the Company on April 19, 2006. Information regarding Promotora is annexed to this Information Statement.
[Missing Graphic Reference]

Promotora Valle Hermoso engages in the design, construction, and marketing of single-family and multifamily homes. The company operates primarily in the construction and development market in the city of Quito, the capital of the Republic of Ecuador, and the suburbs of the capital.

Promotora Valle Hermoso started its operations in 1998 by developing and building the homeowners community “Los Rosales”, out of 37 town houses (1,200 sq feet each) in the City of Calderon, which is about 10 minutes drive form Quito. PVH developed its next project in 2001; it was the community “Maria Izabel” comprised of three buildings with four 1,050 sq feet apartments in each. “Maria Izabel” is located in the city of Quito, just five minutes from one of the largest Shopping Malls in the city. The third project was started the same year and it was the development in the city of Sangolqui, 20 minutes drive from the city of Quito. The Sangolqui development is 46 townhouses ranging from 1,080 to 1,230 sq feet, on lots ranging from 1,500 to 1,600 sq feet.

The company sells its homes, through sales representatives and independent real estate brokers.

PROMOTORA VALLE HERMOSO, Inc.
FINANCIAL - QUARTERLY - REPORT - 2005

PERIOD ENDING	FIRST QUART	SECOND QUART	THIRD QUART	FOURTH QUART	YTD
	JAN 31-2005	JUNE 30-2005	SEPT 30-2005	DIC 31-2005	DIC 2005

Total Revenue	200.200	64.000	288.400	100.065	652.665

Cost of Revenue	61.459	78.780	103.447	76.471	320.157

Gross Profit	138.741	-14.780	184.953	23.594	332.508

Operating Expenses
Research Development
Selling General & Administrative	65.295	24.560	33.024	34.083	156.962
Non Recurring
Others ( 2 th Proyect - 42 Townhouse)				57.753	57.753
Total Operating Expenses

Operating Income or Loss	73.446	-39.340	151.929	-68.242	117.793

Income from Continuing Operat
Total others Income/Expenses net
Earnings before Interest & Taxes	73.446	-39.340	151.929	-68.242	117.793
Interest Expenses
Income Before Taxes	73.446	-39.340	151.929	-68.242	117.793
Minority Interest
Net Income from continuing Ops

Non-recurring Events
Discontinued Operations

Extraordinary Items
Effect of Accounting Changes
Others Items

Net Income	73.446	-39.340	151.929	-68.242	117.793

Preferred Stock & others Adjustm

Net Income Aplicable to Cammon Shares

PROPOSAL 3

ELECTION OF DIRECTORS

The Company's Bylaws provide that the number of directors shall be not less than one nor more than seven directors. The Company's Board of Directors currently consists of three members, Maria Gracia Rosales, Maria-Fernanda Rosales and Fanny P. Narvaez, all of whom are nominees for election at this Special Meeting. We expect our director nominees will be available for election; if any of them should become unavailable to stand for election at any time before the Special Meeting the proxies will be voted for a substitute nominee selected by the Board of Directors.

The following information is furnished with respect to the nominees. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

BIOGRAPHIES OF DIRECTORS

Maria Gracia Rosales, Age 27, Chairman of the Board, Bachelor of Arts degree, 2001, from University of San Francisco, Quito, Ecuador in Gastronomy. Diplomas from Le Cordon Bleu, Paris, France in 2003 in French cuisine and 2005 in Pastry. From July 2000 to August 2001, assistant in the Import-Export Department of Progetrol CIA, Ltd.

Maria-Fernanda Rosales, Age 37, Director and Chief Financial Officer, Bachelor of Arts degrees from University of San Franciso, Quito, Ecuador, in Managerial Communications, 1996, and from Tecnologico de Monterrey, Social Studies, 2000. From 2001 to present has been Sales Manager of Promotora Valle Hermoso, Inc., Oviedo, Florida.

Fanny P. Narvaez, Age 44, Director, Secretary, Educated in Quito, Ecuador. From 2002-2004 Operations Manager of Segrest Enterprises, Quito, Ecuador. From 2005-2006 realtor for Watson Realty Corp in Oviedo, Florida. Since 2006 has served as Secretary to the Board of Directors of Promotora Valle Hermoso, Inc., Oviedo, Florida.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of September 26, 2005, the stock ownership of (i) each officer and director of the Company, (ii) all officers and directors as a group, and (iii) each shareholder known by the Company to be a beneficial owner of 5% or more of the Company's Common Stock . At September 26, 2005, there were 35,615,488 shares of Company Common Stock issued and outstanding.

Name and Address	Number of Shares Owned Beneficially	Percent of Class Owned

Gregory Sonic 801 Muncesti Street MD-2029, Chisinau, Moldova	11,721,315	25.5%
Nelly Sonic 801 Muncesti Street MD-2029, Chisinau, Moldova	11,376,568	24.7%
Vladimir Sonic 801 Muncesti Street MD-2029 Chisinau, Moldova	11,376,568	24.7%
Executive Officers (3) Persons	-0-	-0-

•	Gregory Sonic and Nelly Sonic are husband and wife. Vladimir Sonic is Gregory Sonic’s brother.

Election of Directors

Each director elected at the Special Meeting will serve in office until the next annual Meeting of Shareholders and until his respective successor is elected and qualified.

Director Compensation

The Company currently does not compensate its directors for their serving as such.

Pension and Long-Term Incentive Plans

The Company has no pension or long-term incentive plans.

Employment Agreements

The Company does not have any active employment agreements at this time. The present officers of the Company are “at will” employees.

No Dissenters’ Rights

Under the Colorado General Corporation Law, shareholders are not entitled to dissenters’ rights with respect to the reverse stock split, and we will not independently provide shareholders with any such right.

Market for the Company’s Common Stock

Our common stock trades on the Over the Counter Bulletin Board under the symbol LGII.

Transfer Agent

The transfer agent for the common stock is Pacific Stock Transfer. Its telephone number is (702) 361-3033

Additional Available Information

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission 100 F Street, NE, Washington, D.C. 20549 or may be accessed at www.sec.gov.

Other Matters
No other matters will be brought before the meeting

Whether you intend to be present at the Special Meeting or not, we urge you to return your signed proxy card promptly.

By Order of the Board of Directors

/s/ Maria Gracia Rosales, President

SPECIAL MEETING OF STOCKHOLDERS - JUNE 19, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of Lion-Gri International, Inc. (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Maria Gracia Rosales and Maria-Fernanda Rosales, or either of them, proxies with power of substitution, for and in the name of the undersigned to attend the Special Meeting of Stockholders of the Company to be held on June 20, 2006, at 200 Central Avenue, Suite 290, St. Petersburg, Florida at 2:00 p.m., E.D.T., or at any adjournment or postponement thereof, and there to vote, as designated below, all shares of common stock (“Common Stock”), $.001 par value per share, of the Company, which the undersigned would be entitled to vote if personally present at said meeting, all as described in the Proxy Statement dated June --, 2006 receipt of which, together with the Notice of Annual Meeting is hereby acknowledged, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS

1. Election of Directors

☐ FOR the nominees listed below:  ☐ VOTE WITHHELD for all of the nominees listed below.

Maria Gracia Rosales, Maria-Fernanda Rosales, Fanny P. Narvaez Marin

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.	The one share for twenty share reverse split

☐ FOR   ☐ AGAINST  ☐ ABSTAIN

3.	The Share Exchange Agreement

☐ FOR   ☐ AGAINST  ☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN IT WILL BE VOTED FOR EACH PROPOSAL

DATED: May ___, 2006
____________________________________
SIGNATURE(S)

____________________________________

Please sign exactly as your shares are registered. For joint accounts, each co-owner should sign. When signing in a fiduciary representative capacity, please give your full title as such.